Exhibit 3.14

Microfilm Number__________  Filed  with the Department of State on___________


Entity Number   __________        ___________________________________________
                                           Secretary of the Commonwealth


             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev 90)


  In  compliance  with  the requirements of 15 Pa.C.S.   1915  (relating  to
articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:     BICO, Inc.
                                   __________________________________________

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      The Bourse, Building 2500
 (a)  2275  Swallow Hill Road       Pittsburgh       PA    15220   Allegheny
      Number and Street                City         State   Zip      County

 (b)c/o:_____________________________________________________________________
        Name of Commercial Registered Office Provider                 County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is Act of May 5, 1933, P.L. 364, as amended

4.   The date of its incorporation is:   March 30, 1972
5.   (Check, and if appropriate complete, one of the following):

    X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

  ___     The amendment shall be effective on: ____________at________________
                                                  Date              Hour

6.  (Check one of the following):

    X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. 1914(a) and (b).

         The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. 1914(c).

7.  (Check, and if appropriate complete, one of the following):

  _X_ The amendment adopted by the corporation, set forth in full, is as follows:

       The first paragraph of Article 5 shall be amended to read as follows:

           5. The aggregate number of shares which the Company shall have authority to issue is 500,000 shares of Cumulative Preferred Stock, par value $10.00 per share and 4,000,000,000 shares of Common Stock, par value $.10 per share.

       The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


DSCB:15-1915 (Rev 90)-2




8.  (Check if the amendment restates the Articles):

   ____The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


 IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30TH day of November, 2001.




                                    BICO, INC.
                                   (Name of Corporation)


                                    BY:/s/Fred E. Cooper
                                         (Signature)

                                    TITLE:Fred E. Cooper,
                                          Chief Executive Officer